Exhibit 1.1

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement

CHINA UNICOM LIMITED
(Incorporated in Hong Kong with limited liability under Companies Ordinance)

ANNOUNCEMENT

The Board is pleased to disclose the operational statistics of the Group for the month of January 2004.

The Board of the Company (the “Board”) is pleased to disclose the operational statistics of the Company and its subsidiaries (collectively the “Group”) for the month of January 2004.

Operational Statistics for the month of January 2004 and the comparative figures for the previous month are as follows:-

		January 2004	December 2003
1.	CELLULAR BUSINESS (Note 3):
	Aggregated Number of GSM Cellular Service Subscribers	73.552 million	63.923 million
	• Post-paid Subscribers	39.699 million	32.458 million
	• Pre-paid Subscribers	33.853 million	31.465 million
	Aggregated Net Addition in 2004 of GSM Cellular Service Subscribers	0.982 million	—
	• Post-paid Subscribers	0.136 million	—
	• Pre-paid Subscribers	0.846 million	—
	Aggregated Number of CDMA Cellular Service Subscribers	20.073 million	16.910 million
	• Post-paid Subscribers	19.001 million	16.046 million
	• Pre-paid Subscribers (Note 4)	1.072 million	0.864 million
	Aggregated Net Addition in 2004 of CDMA Cellular Service Subscribers	1.127 million	—
	• Post-paid Subscribers	1.020 million	—
	• Pre-paid Subscribers (Note 4)	0.107 million	—
2.	INTERNATIONAL & DOMESTIC LONG DISTANCE TELEPHONE SERVICES:
	Aggregated Usage Volume in 2004 of Outgoing Calls of Circuit Switched Long Distance Telephone (minutes)	0.6731 billion	—
	• Domestic Long Distance	0.6644 billion	—
	• International, Hong Kong, Macau Taiwan Long Distance	0.0087 billion	—
	Aggregated Usage Volume in 2004 of Outgoing Calls of IP Telephone (minutes)	0.9573 billion	—
	• Domestic Long Distance	0.9470 billion	—
	• International, Hong Kong, Macau & Taiwan Long Distance	0.0103 billion	—
3.	INTERNET SERVICES:
	Aggregated Number of Internet Subscribers	12.536 million	12.432 million

Notes:

1.                           All the Aggregated Numbers recorded for the months of December 2003 and January 2004 are aggregated data reported at 24:00 on 31 December 2003 and 31 January 2004 respectively.

2.                           The accounting period of all Aggregated Net Additions in 2004 and all Aggregated Usage Volumes in 2004 for the month of January 2004 is the period commencing from 0:00 on 1 January 2004 to 24:00 on 31 January 2004 respectively.

3.                           Additional information for Cellular Services:

Operational Statistics for Cellular Services for January 2004 and its comparative figures for December 2003 are analysed by the original listed service areas (annotation (a)) and the newly acquired service areas (annotation (b)) as follows:

	January 2004		December 2003
	Original Listed Service Areas	Newly Acquired Service Areas	Original Listed Service Areas	Newly Acquired Service Areas
GSM Cellular Services
Aggregated Number of Subscribers	64.801 million	8.751 million	63.923 million	8.647 million
Aggregated Net Addition in 2004 of Subscribers	0.878 million	0.104 million	—	—

CDMA Cellular Services
Aggregated Number of Subscribers	17.891 million	2.182 million	16.910 million	2.036 million
Aggregated Net Addition in 2004 of Subscribers	0.981 million	0.146 million	—	—

Annotations:

(a)                                  The Original Listed Service Areas mean the twenty-one provinces, cities and autonomous regions in the PRC for which cellular services are provided by the Company, including Guangdong, Jiangsu, Zhejiang, Fujian, Liaoning, Shandong, Anhui, Hebei, Hubei, Beijing, Shanghai, Tianjin Jilin, Heilongjiang, Jiangxi, Henan, Shaanxi, Sichuan, Chongqing, Guangxi Zhuang and Xinjiang Uygur.

(b)                                 The Newly Acquired Service Areas mean the nine provinces, cities and autonomous regions in the PRC of which the cellular services had been acquired by the Company from China Unicom (BVI) limited on 31 December 2003, including Shanxi, Inner Mongolia, Hunan, Hainan, Yunnan, Ningxia, Gansu, Qinghai and Xizang.

4.                           CDMA prepaid service has already been launched in 22 provinces, cities and autonomous regions, including Beijing, Tianjin, Hebei, Shanxi, Inner Mongolia, Shanghai, Jilin, Heilongjiang, Anhui, Jiangxi, Shandong, Henan, Hubei, Hunan, Guangdong, Guangxi, Hainan, Yunnan, Chongqing, Sichuan, Shaanxi and Xinjiang.

Caution Statement

The Board wishes to remind investors that the above operational statistics for the months of December 2003 and January 2004 are based on the Group’s internal records. Investors are cautioned not to unduly rely on such statistics. In the meantime, investors are advised to exercise caution in dealing in the shares of the Company.

By Order of the Board
CHINA UNICOM LIMITED
YEE FOO HEI
Company Secretary

Hong Kong, 19 February 2004